SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /      Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

--------------------------------------------------------------------------------

                                VA Software Corp.
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------


Payment  of Filing Fee (Check the appropriate box):
/X/      No fee required.
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)   Title of each class of securities to which transaction applies:

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         2)   Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.

              ------------------------------------------------------------------

         4)   Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------

         5)   Total fee paid:

              ------------------------------------------------------------------

/ /      Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


         1)   Amount Previously Paid:

              ------------------------------------------------------------------

         2)   Form, Schedule or Registration Statement No.:

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         3)   Filing Party:

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         4)   Date Filed:

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

                                     [Logo]

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                December 4, 2002

                            -------------------------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VA Software Corp. (the "Company"), a Delaware corporation, will be held on Wednesday, December 4, 2002 at 9:00 a.m., local time, at the Company's principal executive offices located at 47071 Bayside Parkway, Fremont, CA 94538, for the following purposes:

     1. To elect three (3) Class III directors to serve for a three year term and until their successors are duly elected and qualified (Proposal
          One);

     2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending July 26, 2003 (Proposal Two); and

     3. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on October 7, 2002 are entitled to notice of and to vote at the meeting.

Fremont, California                     Sincerely,
October 28, 2002                        /s/ Bret M. DiMaroc
                                        Bret M. DiMarco
                                        Secretary

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

This Proxy Statement is furnished in connection with our solicitation of proxies, on behalf of the Board of Directors, for the 2002 Annual Meeting of Stockholders. The Proxy Statement and the related proxy form are being distributed on or about October 28, 2002. You can vote your shares using one of the following methods:

     o    Vote through the Internet at the website shown on the proxy card
     o    Vote by telephone using the toll-free number shown on the proxy card
     o    Complete and return a written proxy card
     o    Attend our 2002 Annual Meeting of Stockholders and vote

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on December 3, 2002. Internet and telephone voting are available 24 hours per day; if you vote via Internet or telephone, you do not need to return a proxy card.

All stockholders are cordially invited to attend the meeting, however, to ensure your representation at the meeting, you are urged to vote via Internet or telephone, or mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

--------------------------------------------------------------------------------

                                VA SOFTWARE CORP.
                              47071 Bayside Parkway
                            Fremont, California 94538

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of VA Software Corp. (the "Company") for use at our Annual Meeting of Stockholders (the "Meeting") to be held at the Company's principal executive offices located at 47071 Bayside Parkway, Fremont, California 94538, on Wednesday, December 4, 2002, at 9:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Our telephone number is (510) 687-7000.

     Our Annual Report on Securities and Exchange Commission ("SEC") Form 10-K, containing financial statements for the fiscal year ended July 27, 2002, is being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy and our Annual Report were first mailed on or about October 28, 2002, to all stockholders entitled to vote at the Meeting.

     THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF OUR ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE ANNUAL REPORT, UPON REQUEST OF SUCH STOCKHOLDER MADE IN WRITING TO VA SOFTWARE CORP., 47071 BAYSIDE PARKWAY, FREMONT, CALIFORNIA, 94538, ATTN: INVESTOR RELATIONS.

Record Date and Share Ownership

     Stockholders of record at the close of business on October 7, 2002 (which we will refer to as the "Record Date" throughout this Proxy Statement) are entitled to notice of and to vote at the Meeting and at any adjournment(s) thereof. We have one series of Common Shares issued and outstanding, designated as Common Stock, $0.001 par value per share, and one series of undesignated Preferred Stock, $0.001 per share. As of the Record Date, 250,000,000 shares were authorized and 54,428,913 shares of our Common Stock were issued and outstanding. As of the Record Date, 10,000,000 shares of our Preferred Stock were authorized and no shares of our Preferred Stock were outstanding.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (A) delivering to us at our principal offices (Attention: Investor Relations) (i) a written notice of revocation or
(ii) a duly executed proxy bearing a later date or (B) attending the Meeting and voting in person.

Voting

     On all matters, each share has one vote. See "Proposal One -- To Elect Three (3) Class III Directors To Serve For A Three Year Term And Until Their Successors Are Duly Elected And Qualified -- Vote Required."

Solicitation of Proxies

     We will bear the cost of soliciting proxies and have retained the services of ADP Brokerage Services Group ("ADP") to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. We estimate that we will pay ADP a fee of approximately $25,000 for its services and will reimburse it for certain out of pocket expenses estimated to be approximately $25,000. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

     Votes cast by proxy or in person at the Meeting ("Votes Cast") will be tabulated by the Inspector of Elections (the "Inspector") who will be one of our employees. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the Meeting.

     The Inspector will treat shares that are voted WITHHELD or ABSTAIN, or "broker non-votes," as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. "Broker non-votes" will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for (i) the election of the nominees for directors set forth herein; (ii) the ratification of PricewaterhouseCoopers LLP, as our independent accountants for the fiscal year ending July 26, 2003; and (iii) such other business as may properly come before the Meeting or any adjournment thereof in the discretion of the proxy holder.

     If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present with respect to that matter. We believe that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders that are intended for inclusion in our proxy statement relating to our 2003 Annual Meeting of Stockholders must be received by us at our principal executive offices at 41071 Bayside Parkway, Fremont, CA 94538, Attention: General Counsel, not later than June 20, 2003 and must satisfy the conditions established by the SEC for stockholder proposals in order to be included in our proxy statement for that meeting. Stockholder proposals that are not intended to be included in our proxy materials for such meeting but that are intended to be presented by the stockholder from the floor are subject to the advance notice procedures described below under "Transaction of Other Business."

Transaction of Other Business

     At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Meeting is as set forth below. If any other matter or matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

     Any stockholder may present a matter from the floor for consideration at a meeting so long as certain procedures are followed. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not later than 120 days not more than 150 days before the date our proxy statement is released to the stockholders in connection with the prior year's annual meeting. The stockholder's notice must set forth, as to each proposed matter, the following:
(a) the name and address of the stockholder proposing such business; (b) a representation that the stockholder is a holder of record of our stock entitled to vote at the meeting and intends to appear in person or by proxy to introduce the business specified in the notice; (c) if the proposal is for the nomination of directors, a description of all arrangements or understandings between the stockholder and the nominee(s) pursuant to which the nomination(s) are to be made by the stockholders; (d) such other information regarding the proposal as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") had the matter been proposed by our Board of Directors; and (e) if the proposal is for the nomination of directors, the consent of each nominee to serve as a director. The chairman of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of October 7, 2002, certain information with respect to the beneficial ownership of our Common Stock by (i) any person, known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) each of our directors and each nominee seeking to become one of our directors,
(iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all of our current executive officers and directors as a group. The number and percentage of shares beneficially owned are based on the aggregate of 54,428,913 shares of Common Stock outstanding as of October 7, 2002. We do not know of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of the Company.

                                                                                      Percent
                                                                                     of Common
                                                                     Number of         Stock
Names and Addresses of Beneficial Owners(1)                            Shares       Outstanding
-------------------------------------------                        -------------   ------------
Larry M. Augustin(2) ...........................................     6,010,187         10.9%
Douglas Leone(3) ...............................................     4,981,479          9.1%
Entities affiliated with Sequoia Capital Funds .................     4,752,569          8.7%
  3000 Sand Hill Road, Building 4, Suite 280
  Menlo Park, California 94025(4)
Ali Jenab(5) ...................................................     1,292,915          2.3%
Carl Redfield(6) ...............................................       379,633            *
Greg Orzech(7) .................................................       278,955            *
Richard French(8) ..............................................       274,354            *
Colin Bodell(9) ................................................       104,166            *
John Villadsen(10) .............................................        98,790            *
David B. Wright(11) ............................................        40,000            *
Robert M. Neumeister, Jr.(12) ..................................        38,332            *
Ram Gupta(13) ..................................................        36,666            *
Andre Boisvert(14) .............................................        33,333            *
David Appelbaum ................................................             0            *
Kathleen R. McElwee ............................................             0            *
All directors and officers as a group (14 persons)(15) .........    13,568,810         23.5%

------------
*    Represents less than 1% of the outstanding shares Common Stock.

(1) Unless otherwise indicated, the address of each officer, director or 5% stockholder is c/o VA Software Corp., Attention: Stock Plan Manager, 47071 Bayside Parkway, Fremont, California 94538.

(2) Includes 213,000 shares owned by Mr. Augustin's wife and 1,700 shares owned by Mr. Augustin's father. Also includes 854,999 shares subject to options that are exercisable within sixty (60) days of October 7, 2002.

(3) Includes all of the shares specified in footnote (4) below. Mr. Leone is the managing member of Sequoia International Technology Partners VIII, Sequoia Capital VIII, Sequoia International Technology Partners VIII(Q), Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners, and has signature authority for CMS Partners LLC and Sequoia 1997. Mr. Leone disclaims beneficial ownership of shares held by the entities specified in footnote (4), except to the extent of his pecuniary interest in these entities. Also includes 97,499 shares subject to options that are exercisable within sixty (60) days of October 7, 2002.

(4) Includes 3,884,626 shares held by Sequoia Capital VIII, 257,175 shares held by Sequoia International Technology Partners VIII(Q), 85,725 shares held by CMS Partners LLC, 49,292 shares held by Sequoia International Technology Partners VIII, 9,429 shares held by Sequoia 1997, 419,690 shares held by Sequoia Capital Franchise Fund and 46,632 shares held by Sequoia Capital Franchise Partners.

(5) Includes 1,292,915 shares subject to options that are exercisable within sixty (60) days of October 7, 2002.

(6) Includes 220,675 shares held in the Carl Redfield Trust 2000 dated 10/18/00 and 3,125 shares subject to our right of repurchase, which lapses over time. Also includes 68,333 shares subject to options that are exercisable within sixty (60) days of October 7, 2002.

(7) Includes 278,955 shares subject to options that are exercisable within sixty (60) days of October 7, 2002.

(8) Includes 270,830 shares subject to options that are exercisable within sixty (60) days of October 7, 2002.

(9) Includes 104,166 shares subject to options that are exercisable within sixty (60) days of October 7, 2002.

(10) Includes 97,290 shares subject to options that are exercisable within sixty
     (60) days of October 7, 2002.

(11) Includes 40,000 shares subject to options that are exercisable within sixty
     (60) days of October 7, 2002.

(12) Includes 38,332 shares subject to options that are exercisable within sixty
     (60) days of October 7, 2002.

(13) Includes 36,666 shares subject to options that are exercisable within sixty
     (60) days of October 7, 2002.

(14) Includes 33,333 shares subject to options that are exercisable within sixty
     (60) days of October 7, 2002.

(15) Includes the shares beneficially owned by the directors and officers set forth on the above table, shares in footnote (3), as well as 3,213,318 shares subject to options that are exercisable within sixty (60) days of October 7, 2002.

                                  PROPOSAL ONE

                    TO ELECT THREE (3) CLASS III DIRECTORS TO
                   SERVE FOR A THREE YEAR TERM AND UNTIL THEIR
                    SUCCESSORS ARE DULY ELECTED AND QUALIFIED

Nominees

     Our Board of Directors has eight authorized directors and currently consists of eight members. We have a classified Board of Directors, which is divided into three classes and whose terms expire at different times. The three classes are currently comprised of the following directors:

     o Class I consists of Larry M. Augustin, Andre Boisvert and Douglas Leone, who will serve until the annual meeting of stockholders to be held in 2003;

     o Class II consists of Ram Gupta and Carl Redfield, who will serve until the annual meeting of stockholders to be held in 2004; and

     o    Class III consists of Ali Jenab, Robert M. Neumeister, Jr., and David
          B. Wright, who will serve until the annual meeting of stockholders to be held in 2002.

     At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for our three nominees named below, each of whom is currently one of our directors. Each nominee has consented to be named a nominee in the proxy statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director or if additional persons are nominated at the Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

     We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a Class III Director at the Meeting will continue until our annual meeting of stockholders held in 2005 or until a successor has been elected and qualified. There are no arrangements or understandings between any of our directors or executive officers and any other person pursuant to which he or she is or was to be selected as one of our directors or officers.

     The following table sets forth for each of our Class I Directors, Class II Directors, Class III Directors and executive officers, their ages and present positions with the Company as of the Record Date.

Name                                    Age  Position
----                                    ---  --------
Chief Executive Officer
Ali Jenab ............................ 39    President, Chief Executive Officer and Class III Director

Executive Officers
David Appelbaum ...................... 39    Senior Vice President, Marketing
Colin Bodell ......................... 40    Senior Vice Present, Product Development
Richard French ....................... 48    Senior Vice President and General Manager, OSDN
Kathleen R. McElwee .................. 47    Vice President and Chief Financial Officer
Greg Orzech .......................... 45    Senior Vice President, Sales
John Villadsen ....................... 50    Vice President, Operations

Directors
Larry M. Augustin .................... 40    Chairman and Class I Director
Andre Boisvert(2) .................... 49    Class I Director
Ram Gupta(1) ......................... 40    Class II Director
Douglas Leone(2) ..................... 45    Class I Director
Robert M. Neumeister, Jr.(1) ......... 52    Class III Director
Carl Redfield(1) ..................... 55    Class II Director
David B. Wright(2) ................... 51    Class III Director

------------
(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

     There is no family relationship between any of our directors or executive officers.

     Ali Jenab has served as our Chief Executive Officer and President since July 2002 and as a member of our Board of Directors since June 2001. Mr. Jenab was our President and Chief Operating Officer from February 2001 until July 2002. From August 2000 through February 2001, Mr. Jenab served as Senior Vice President and General Manager of our Systems Division. From 1983 through August 2000, Mr. Jenab held various positions at Amdahl Corporation, a provider of high-end integrated computing solutions. From October 1999 through August 2000, he was group president of Amdahl's technology division. From October 1998 through October 1999, Mr. Jenab was Amdahl's vice president of strategic business, and from January 1997 through October 1998, Mr. Jenab was vice president of worldwide marketing. From July 1995 through January 1997, Mr. Jenab was director of marketing at Amdahl. Mr. Jenab is a member of the board of directors of Tower Automotive Inc. and Sagent Technology, Inc.

     David Appelbaum has served as our Senior Vice President of Marketing since July 2002. Mr. Appelbaum was a private investor from January 2002 through June 2002. From October 1999 through December 2001, Mr. Appelbaum served as general manager for North American operations for Autonomy Inc. From November 1998 through September 1999, he was vice president of product marketing and product management for Informix Corporation. From April 1996 through November 1998, Mr. Appelbaum was vice president of Oracle Corporation's NT solutions division.

     Colin Bodell has served as our Senior Vice President of Product Development since October 2001. From August 2000 through June 2001, Mr. Bodell served as executive vice president of engineering and product management for Webgain, Inc., a provider of enterprise Java application development tools. Mr. Bodell served as chief operating officer and vice president of product development for Intellicorp, Inc., from December 1995 through July 2000.

     Richard French has served as our Senior Vice President and General Manager of OSDN since January 2001. From October 2001 until June 2002, Mr. French also served as our Senior Vice President of Marketing. From April 2000 through January 2001, Mr. French was founder, chairman of the board of directors and chief technical officer of Tekrati, Inc., a web-based industry analyst relations consulting services company. Mr. French was a private investor from January 2000 through March 2000. From December 1998 through December 1999, Mr. French served as senior vice president and general manager of the emerging technology group at Netmanage, Inc. From February 1998 through August 1998, Mr. French served as the chief executive officer of Infoscape, Inc., an information systems consulting company. From January 1997 through February 1998, Mr. French was vice president of the enterprise platforms division of Oracle Corporation where he served as the vice president of the Digital, HP and power platforms division from March 1996 through January 1997. Mr. French is currently chairman of the board of directors of Tekrati, Inc.

     Kathleen R. McElwee has served as our Vice President and Chief Financial Officer since January 2002. From July 2000 until January 2002, Ms. McElwee was senior vice president of finance and chief financial officer of The 3DO Company. She was the chief financial officer of Lightspan, Inc., a developer of educational software, from January 1999 to July 2000. Ms. McElwee was with Galoob Toys, Inc., a developer and marketer of toys, from November 1995 to January 1999, where in November 1998 she was promoted to chief financial officer from her position as vice president of Planning and Analysis.

     Greg Orzech has served as our Senior Vice President of Sales since February 2001. From July 2000 through February 2001, Mr. Orzech served as our Vice President of North American Sales. Mr. Orzech served as our Director of Strategic Planning from November 1999 through June 2000. From August 1999 through November 1999, Mr. Orzech was vice president, worldwide territories for Synopsys, Inc. From October 1998 through August 1999, Mr. Orzech was Synopsys's senior director, central area, and from October 1997 through October 1998, Mr. Orzech was Synopsys's director, northern area. From October 1995 through October 1997, Mr. Orzech was Synopsys's regional manager, central region.

     John R. Villadsen has served as our Vice President of Operations, since April 2001. From August 1999 through April 2001, Mr. Villadsen served as vice president of manufacturing operations at GaSonics International Corporation, which was acquired by Novellus Systems, Inc., in January 2001. From April 1998 through July 1999, Mr. Villadsen served as Watkins-Johnson Company's vice president, customer service and manufacturing, semiconductor equipment group. From May 1995 through April 1998, Mr. Villadsen served as Watkins-Johnson's director, assembly and test semiconductor equipment group.

     Larry M. Augustin, one of our founders, served as our Chief Executive Officer from March 1995 until July 2002 and has been a member of our Board of Directors since March 1995. From March 1995 through January 2001, Mr. Augustin also served as our President. Mr. Augustin has served as Chairman of our Board of Directors since October 2001. From September 1989 through December 1995, Mr. Augustin was a consultant for Fintronic USA, Inc., a provider of high performance electronic design automation tools, and was a research associate at Stanford University. Mr. Augustin is a director of Linux International, a Linux vendor and advocacy association, and a director of the Open Source Development Lab, Inc., providing open source developers with resources and guidance to build enhancements into Linux.

     Andre Boisvert has served on our Board of Directors since March 2002. Mr. Boisvert has served on the board of directors of Sagent Technology, Inc., since April 2001, and was elected Chairman of Sagent's Board in January 2002. Since July 2002, Mr. Boisvert has also served as Sagent's interim chief executive officer. Since February 2002, Mr. Boisvert has been a partner in a European holding company, Corporate Application Services Holding A/S, which owns several software and services companies throughout continental Europe, the United Kingdom and the United States. From January 2000 through February 2001, Mr. Boisvert served as president and chief operating officer of SAS Institute, Inc., a provider of business-intelligence software and services. From January 1998 through December 1999, Mr. Boisvert worked as an independent consultant for Microsoft Corporation. From December 1995 through December 1997, Mr. Boisvert worked as special general partner of Southeast Interactive Technology Funds, where he served as interim chief executive officer for two of the fund's portfolio companies.

     Ram Gupta joined our board in February 2002. Since August 2000, Mr. Gupta has been executive vice president, products and technology for PeopleSoft, Inc. From December 1997 until July 2000, Mr. Gupta was senior vice president and general manager for Healtheon-WebMD Corp. Before that, from December 1994 until November 1997, Mr. Gupta served as director of the multimedia networking group at Silicon Graphics, Inc.

     Douglas Leone has served on our Board of Directors since October 1998. He has been at Sequoia Capital, a venture capital firm, since July 1988 and has been a general partner since 1993. He is a member of the board of directors of several private corporations.

     Robert M. Neumeister, Jr., has served on our Board of Directors since June 2001. Since October 2001, Mr. Neumeister has served as chief financial officer for Myriad Proteomics, Inc., a company engaged in mapping of the human proteome. From July 2001 through September 2001, Mr. Neumeister was a private investor. Mr. Neumeister was chief financial officer of Aerie Networks, Inc., a telecommunications network company, from January 2000 until June 2001. Mr. Neumeister served as vice president and director of finance of Intel Corporation from December 1998 through December 1999. Prior to joining Intel, Mr. Neumeister served as chief financial officer of Sprint Corporation's PCS group from September 1995 through November 1998. Mr. Neumeister is a member of the board of directors of Symmetricom, Inc.

     Carl Redfield has served on our Board of Directors since October 1998. He has served as senior vice president, manufacturing and logistics of Cisco Systems, Inc. since February 1997. From September 1993 through February 1997, Mr. Redfield was vice president of manufacturing of Cisco Systems. Mr. Redfield is a member of the board of directors of Broadwing, Inc., CTC Communications, Inc. and iBASIS Inc.

     David B. Wright has served on our Board of Directors since December 2001. Mr. Wright has served as president and chief executive officer of Legato Systems, Inc. since October 2000. Mr. Wright has been a director of Legato Systems, Inc. since March 2001. Mr. Wright joined Legato following a thirteen-year career with Amdahl Corporation, where he served as president and chief executive officer since September 1997. Before joining Amdahl, Mr. Wright spent eleven years with International Business Machines Corporation, serving in a variety of staff and management positions. Mr. Wright serves on the Board of Directors of Aspect Communications Corporation and INRANGE Technologies Corporation.

Director Compensation

     We reimburse our directors who are not officers or employees for expenses incurred in attending any Board of Directors or committee meeting. Directors who are also our officers or employees are not reimbursed for expenses incurred in attending Board of Directors or committee meetings. Since August 2002, we compensate our directors who are not our officers or employees $2,500 for each Board meeting such director attends in person for the entire meeting, and $1,250 for each Board meeting such director attends telephonically for the entire meeting. Since August 2002, we compensate our Audit Committee members $1,500 for each regularly scheduled Audit Committee meeting such member attends in person or telephonically for the entire meeting.

     Our non-employee directors are eligible to participate in our 1999 Director Option Plan (the "Director Plan"). Under the Director Plan, each non-employee director who joins our Board of Directors will automatically receive a grant of an option to purchase 80,000 shares of our Common Stock on the date on which such person becomes a director. The shares subject to the options granted to non-employee directors will vest over a three year period following the date of grant with one quarter vesting on the date of grant and one thirty-sixth vesting each month thereafter. Additionally, at each successive annual stockholder meeting, each non-employee director who has previously served at least six consecutive months prior thereto (including our current non-employee directors) will receive an option to purchase 20,000 shares of our Common Stock. The shares subject to the options granted to non-employee directors will vest over a three year period following the date of grant with one quarter vesting on the date of grant and one thirty-sixth vesting each month thereafter. The vesting of these options will automatically accelerate upon a change of control of the Company. The exercise price per share for all options automatically granted to directors under the Director Plan will be equal to the market price of our Common Stock on the date of grant and will have a ten year term, but will generally terminate within a specified time, as defined in the Director Plan, following the date the option holder ceases to be a director or consultant.

     Employee directors, including Mr. Jenab, are eligible to participate in our 1999 Employee Stock Purchase Plan ("ESPP") and to receive discretionary grants under our 1998 Stock Plan (the "1998 Plan"). Non-employee directors are also eligible to participate in the 1998 Plan.

     Our directors and officers indemnification insurance coverage covers directors and officers individually where exposures exist other than those for which we are able to provide direct or indirect indemnification. These policies run from December 9, 2001, through December 9, 2002, at a total cost of $728,944. The primary carrier is Monitor Liability Managers, Inc. (Admiral Insurance Company).

Board Meetings and Committees

     Our Board of Directors held a total of five meetings during the fiscal year ended July 27, 2002 ("Fiscal Year 2002"). No director serving throughout Fiscal Year 2002 attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. Mr. Neumeister attended all meetings of the Board of Directors and the committees of the Board upon which Mr. Neumeister served. Mr. Wright attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which Mr. Wright served. Mr. Jenab attended all meetings of the Board of Directors and does not serve on any committees of the Board.

     The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors does not have a standing Nominating Committee. A group of disinterested members of the Board of Directors unanimously nominated the three Class III directors for election to the Board.

     The Audit Committee consists of Messrs. Neumeister, Gupta and Redfield. The Audit Committee reviews our internal accounting procedures, consults with, reviews the services provided by and selects our independent accountants. In particular, the Audit Committee is responsible for overseeing the engagement, independence, and services of our independent auditors. The Audit Committee also serves to: (i) act as an independent and objective party to monitor our financial reporting process and internal control system, (ii) review and appraise the audit efforts of our independent auditors, (iii) evaluate our quarterly financial performance as well as our compliance with laws and regulations, (iv) oversee management's establishment and enforcement of financial policies and business practices, and (v) provide and open avenue of communication among the independent auditors, financial and senior management, counsel and the Board of Directors. The Audit Committee held six meetings during Fiscal Year 2002.

     The Compensation Committee consists of Messrs. Leone, Boisvert and Wright. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of our officers and employees and administers our stock plans and employee benefit plans. The Compensation Committee held two meetings during Fiscal Year 2002.

Compensation Committee Interlocks and Insider Participation

     Our Board of Directors established the Compensation Committee in October 1999. Prior to establishing the Compensation Committee, our Board of Directors as a whole performed the functions delegated to the Compensation Committee. No member of our Compensation Committee has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Since the formation of our Compensation Committee, none of its members has been our officer or employee.

Statement on Corporate Governance

     We regularly monitor developments in the area of corporate governance. We are studying the new federal laws affecting this area, including the Sarbanes-Oxley Act of 2002, as well as rules proposed and promulgated by the SEC and the National Association of Securities Dealers. We will comply with all the applicable new rules and will implement other corporate governance "best practices" as we deem appropriate. We believe that we already have procedures in place to safeguard our stockholders' interests, including the following:

Board of Directors

     Our Board is composed of seven non-employee directors and one employee director, our Chief Executive Officer. The non-employee members of our Board hold regular executive sessions.

     Committees. Our Compensation and Audit Committees are comprised solely of non-employee directors. Each committee reviews its mandate as legislative and regulatory developments and business circumstances warrant. The Audit Committee recently re-examined and revised its charter and may make additional recommendations to our Board for further revision of the Audit Committee charter to reflect evolving best practices.

Stockholder Matters

     Disclosure. We have established a disclosure committee comprised of certain senior executives and managers to specify, coordinate and oversee the review procedures that we use each quarter to prepare our periodic SEC filings.

     Equity Plans. Our standard practice is to obtain stockholder approval before implementing equity compensation plans.

Employee Matters

     In October 2002, we adopted a Code of Business Conduct and Ethics (the "Code of Conduct"). We require all employees to adhere to the Code of Conduct in addressing the legal and ethical issues encountered in conducting their work. Employees are required to report to our General Counsel any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.

     In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures to receive, retain and treat complaints received by us or the Audit Committee regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. We are monitoring developments in this field and, if necessary or appropriate, will adopt new procedures consistent with new legislation or regulations.

Vote Required

     Directors will be elected by a plurality vote of the shares of our Common Stock present or represented and entitled to vote on this matter at the Meeting. Accordingly, the three candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the Meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See "Information Concerning Solicitation And Voting -- Quorum; Abstentions; Broker Non-Votes."

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
                    FOR THE CLASS III NOMINEES LISTED ABOVE.

                              ---------------------

                                  PROPOSAL TWO

         TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JULY 26, 2003

     Upon the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP ("PwC"), independent accountants, to audit our financial statements for our fiscal year ending July 26, 2003 ("Fiscal Year 2003"), and recommends that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection or a ratification, the Audit Committee, in its discretion, may direct the appointment of new independent accountants at any time during the year, if the Audit Committee determines that such a change would be in our best interest and the interest of our stockholders. In the event of a negative vote or ratification, the Audit Committee will reconsider its selection.

     On April 17, 2002, at the recommendation of the Audit Committee, the Board of Directors dismissed Arthur Andersen LLP ("AA") as our independent accountants for Fiscal Year 2002 and engaged PwC as our independent accountants for Fiscal Year 2002. PwC reviewed our financial statements for the quarter ended April 27, 2002 and audited our financial statements for Fiscal Year 2002.

     During the two fiscal years ended July 28, 2000 ("Fiscal Year 2000") and July 28, 2001 ("Fiscal Year 2001"), and the subsequent interim period through April 17, 2002, there were no disagreements between us and AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to AA's satisfaction, would have caused AA to make a reference to the subject matter of the disagreement in connection with its reports. The audit reports of AA on our consolidated financial statements as of and for the years ended July 28, 2000 and July 28, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During Fiscal Year 2000 and Fiscal Year 2001, and the subsequent interim period through April 17, 2002, we did not consult with PwC regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     The Board of Directors expects that representatives of PwC will be present at the Meeting, afforded the opportunity to make a statement if they desire to do so and available to respond to appropriate questions from stockholders.

     For Fiscal Year 2002, PwC performed the audit of our consolidated financial statements, a quarterly review for our third quarter and other services. The aggregate fees billed by PwC for Fiscal Year 2002 for each of the following categories of services are as follows:

            Audit and Quarterly Review Fees .........    $130,000
            Financial Information Systems Design and
              Implementation Fees ...................          --
            All Other Services ......................    $  2,390
                                                         --------
            Total ...................................    $132,390
                                                         ========

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                    STOCKHOLDERS VOTE FOR RATIFICATION OF THE
                   APPOINTMENT OF PRICEWATERHOUSECOOOPERS LLP
                AS INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2003.

                              ---------------------

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation paid or accrued during Fiscal Years 2002, 2001 and 2000 to: (i) the two individuals who served as our Chief Executive Officer during Fiscal Year 2002, (ii) each of our four other most highly compensated executive officers whose annual compensation exceeded $100,000 for Fiscal Year 2002, and (iii) two additional individuals for whom disclosure would have been necessary under (ii) above, but for the fact the that such individuals were not serving as executive officers of the Company at the end of Fiscal Year 2002.

                                                                               Long-Term
                                                                          Compensation Awards
                                                Annual Compensation      --------------------
                                    Fiscal    ------------------------        Securities            All Other
Name and Principal Positions         Year        Salary        Bonus      Underlying Options       Compensation
----------------------------       --------   -----------   ----------   --------------------   -----------------
Ali Jenab ......................    2002       $400,000           --           2,000,000              $158,823(1)
 Chief Executive Officer,           2001       $353,077           --           1,800,000              $255,702(1)
 President and Director             2000             --           --                  --                    --

Larry M. Augustin ..............    2002       $246,635           --             150,000              $225,000(2)
 Chairman, Former Chief             2001       $200,624           --             500,000                    --
 Executive Officer and Former       2000       $148,114           --                  --                    --
 President

Colin Bodell ...................    2002       $192,308      $20,000             400,000                    --
 Senior Vice President, Product     2001             --           --                  --                    --
 Development                        2000             --           --                  --                    --

Richard French .................    2002       $250,000           --             400,000                    --
 Senior Vice President and          2001       $134,615           --             400,000                    --
 General Manager, OSDN              2000             --           --                  --                    --

McKinley G. Littlejohn .........    2002       $149,698           --             100,000              $124,672(3)
 Former Vice President, Human       2001       $162,211           --             240,000              $ 63,382(3)
 Resources                          2000             --           --                  --                    --

Greg Orzech ....................    2002       $180,000           --             200,000              $ 37,156(4)
 Senior Vice President, Sales       2001       $304,005           --             370,000                    --
                                    2000       $164,900      $10,000              90,000                    --

Todd B. Schull .................    2002       $152,307           --                  --              $ 90,000(5)
 Former Vice President and          2001       $178,962           --              80,000                    --
 Former Chief Financial Officer     2000       $176,538      $ 1,000              50,000                    --

John Villadsen .................    2002       $190,000           --             200,000                    --
 Vice President, Operations         2001       $ 54,808           --             110,000                    --
                                    2000             --           --                  --                    --

------------
(1) In August 2000, we loaned Mr. Jenab $400,000 (the "Loan"). The Loan bore interest at a rate of six and three-tenths percent per annum and had an eighteen month term that ended in February 2002. During Fiscal Year 2001, we forgave $244,444 of principal and $11,258 of interest on the Loan. During Fiscal Year 2002, we forgave $155,556 of principal and $3,267 of interest on the Loan.

(2) Pursuant to a separation agreement we entered into with Mr. Augustin in Fiscal Year 2002, we paid Mr. Augustin $225,000.

(3) In September 2000, we paid Mr. Littlejohn a $50,000 signing bonus. During Fiscal Years 2002 and 2001, we paid Mr. Littlejohn a total of $37,172 and $13,382, respectively, in housing allowances. Pursuant to a separation agreement we entered into with Mr. Littlejohn in Fiscal Year 2002, we paid Mr. Littlejohn $87,500.

(4) Pursuant to a Fiscal Year 2002 compensation agreement we entered into with Mr. Orzech at the commencement of Fiscal Year 2002, we paid Mr. Orzech $37,156 in commission payments.

(5) Pursuant to a separation agreement we entered into with Mr. Schull in Fiscal Year 2002, we paid Mr. Schull $90,000.

                        Option Grants in Last Fiscal Year

     The following table sets forth information concerning grants of stock options to each of the executive officers named in our compensation table above during Fiscal Year 2002. All options granted to these executive officers in the last fiscal year were granted under our 1998 Stock Plan. The grants of stock options set forth below are subject to change of control and separation provisions described hereinafter in the section entitled "Change of Control and Severance Agreements." The percent of the total options set forth below is based on an aggregate of 7,782,800 options granted to employees during Fiscal Year 2002. All options were granted at the then fair market value as determined by our Board of Directors on the date of grant.

     Potential realizable value represents hypothetical gains that could be achieved for the options if exercised at the end of the option term assuming that the fair market value of the Common Stock on the date of grant appreciates at 5% and 10% over the option term (ten years) and that the option is exercised and sold on the last day of its option term for the appreciated stock price. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock price. The calculation includes the difference, if any, between the fair market value on the date of grant and the exercise price for such options. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock.

                                                     Individual Grants
                                 ----------------------------------------------------------    Potential Realizable
                                                      % of Total                                  Value at Assumed
                                      Number of        Options                                     Annual Rates of
                                     Securities       Granted to                              Stock Price Appreciation
                                     Underlying       Employees     Exercise                       for Option Term
                                       Options          During       Price      Expiration  ----------------------------
Name                                   Granted       Fiscal Year   Per Share       Date           5%           10%
----                             ------------------ ------------- ----------- ------------- ------------- -------------
Ali Jenab ......................      2,000,000(1)       25.70%     $0.9900     10/11/2011    $1,245,211    $3,155,610
Larry M. Augustin ..............        800,000(2)       10.28%     $0.9900     10/11/2011    $  498,085    $1,262,244
Colin Bodell ...................        400,000(3)        5.14%     $1.2000     10/16/2011    $  301,869    $  764,996
Richard French .................        400,000(1)        5.14%     $0.9900     10/11/2011    $  249,042    $  631,122
McKinley G. Littlejohn .........        100,000(1)        1.28%     $0.9900     10/11/2011    $   62,260    $  157,780
Greg Orzech ....................        200,000(1)        2.57%     $0.9900     10/11/2011    $  124,521    $  315,561
Todd B. Schull .................             --             --           --             --            --            --
John Villadsen .................        200,000(1)        2.57%     $0.9900     10/11/2011    $  124,521    $  315,561

------------
(1) One forty-eighth of the shares subject to each option vest and become exercisable each month following the date of grant.

(2) One forty-eighth of the shares subject to each option vested and became exercisable each month from the date of grant until July 12, 2002, when, pursuant to the separation agreement that we entered into with Mr. Augustin in Fiscal Year 2002, any and all vesting of shares subject to options granted to Mr. Augustin under the 1998 Plan ceased. As of July 12, 2002, all of Mr. Augustin's unvested options under the 1998 Plan were cancelled.

(3) One quarter of the shares subject to each option vest and become exercisable on the first anniversary of the date of grant, and an additional one forty-eighth of the shares subject to each option vest and become exercisable each month thereafter.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

     The following table sets forth information concerning option exercises in Fiscal Year 2002 and exercisable and unexercisable stock options held by our executive officers named in the summary compensation table at July 27, 2002. The value of unexercised in-the-money options is based on a value of $0.66 per share, the fair market value of our Common Stock as of July 26, 2002, the last trading day of Fiscal Year 2002, less the actual per share exercise prices, multiplied by the number of shares underlying the option. All options were granted under our 1998 Stock Plan.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values
                            Under Our 1998 Stock Plan

                                                                     Number of Securities              Value of Unexercised
                                                                    Underlying Unexercised             In-the-Money Options
                                       Shares                       Options at July 27, 2002            at July 27, 2002(1)
                                      Acquired        Value     -------------------------------   ------------------------------
Name                                on Exercise     Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
----                               -------------   ----------   -------------   ---------------   -------------   --------------
Ali Jenab ......................       80,000       $69,254        961,664         2,758,336               --           --
Larry M. Augustin ..............           --            --        854,999                --         $371,200           --
Colin Bodell ...................        4,166       $ 6,840         14,584           381,250               --           --
Richard French .................           --            --        204,165           595,835               --           --
McKinley G. Littlejohn .........           --            --        134,581                --               --           --
Greg Orzech ....................           --            --        220,831           439,169               --           --
Todd B. Schull .................      100,000       $49,617        195,156                --         $ 20,625           --
John Villadsen .................           --            --         71,456           238,544               --           --

------------
(1) Total value of vested options based on fair market value of Company's Common Stock of $0.66 per share as of July 26, 2002.

Change of Control and Severance Agreements

     On February 27, 2001, the Compensation Committee directed management to amend the employment letters of our President and Vice Presidents to insert change of control and termination of employment provisions. As a result, if we elect to terminate Mr. Jenab's employment at any time for any reason not deemed by us to be for cause as determined under the agreement, Mr. Jenab will be entitled to receive compensation equal to twelve (12) months of his annual base salary and bonus and twelve (12) months of accelerated vesting. Mr. Jenab may, at any time during a twelve (12) month extended exercise period, exercise his options with respect to shares that have accelerated pursuant to a termination not deemed for cause. The awarding of these benefits will be contingent, however, upon Mr. Jenab entering into a separation and release of claims agreement prepared by us.

     If we elect to terminate any Vice President at any time for any reason not deemed by us to be for cause, such Vice President will be entitled to receive compensation equal to six (6) months of such Vice President's annual base salary and six (6) months of accelerated vesting. Such Vice President may, at any time during a six (6) month extended exercise period, exercise his or her options with respect to shares that have accelerated pursuant to a termination not deemed for cause. The awarding of these benefits will be contingent, however, upon such Vice President entering into a separation and release of claims agreement prepared by us.

     In the event of a change of control, Mr. Jenab will receive an additional twelve (12) months of vesting and our Vice Presidents will receive an additional six (6) months of vesting.

                              ---------------------

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The following is the report of the Compensation Committee of the Board of Directors with respect to the compensation paid to our executive officers during the fiscal year ended July 27, 2002. Actual compensation earned during Fiscal Year 2002 by the named executive officers is shown in the Summary Compensation Table.

Introduction

     The Compensation Committee of the Board of Directors establishes our general compensation policies, and establishes the compensation plans and specific compensation levels for executive officers. The Compensation Committee strives to ensure that our executive compensation programs will enable us to attract and retain key people and motivate them to achieve or exceed certain of our key objectives by making individual compensation directly dependent on our achievement of certain financial goals, such as profitability and asset management, and by providing rewards for exceeding those goals.

Compensation Programs

     Base Salary. The Compensation Committee establishes base salaries for executive officers. Base pay increases vary according to individual contributions to our success and comparisons to similar positions within the Company and at other comparable companies.

     Bonuses. The Compensation Committee evaluates each executive officer individually to determine a bonus for the fiscal year based on performance criteria given to each executive officer at the commencement of the fiscal year. These criteria include milestones in such executive's area of responsibility as well as with respect to our financial performance generally. In August 2002, based upon the performance criteria listed above, the Compensation Committee awarded Fiscal Year 2002 bonuses of $25,000 per executive to Ms. McElwee and Messrs. Bodell, French and Villadsen.

     Stock Options. The Compensation Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The Compensation Committee views stock options as one of the more important components of our long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. We generally grant options that become exercisable over a four year period as a means of encouraging executives and other employees to remain with us and to promote our success. Options granted to our executive officers and other employees have exercise prices equal to the fair market value at the time of grant. This approach is designed to focus executives on the enhancement of stockholder value over the long term and encourage equity ownership in the Company. Options vest and become exercisable at such time as determined by the Board. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and motivate the executive to make the kind of decisions and implement strategies and programs that will contribute to an increase in our stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives' ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed our financial goals.

     Other Compensation Programs. In addition to the foregoing, officers participate in compensation plans available to all employees, such as participation in both our 401(k) retirement plan and employee stock purchase plan. We do not make matching contributions to either the 401(k) or employee stock purchase plans.

Compensation Limitations

     We have considered the potential future affects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Under
Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Compensation Committee has decided that it is not appropriate at this time to take any actions that would disqualify the Company's stock option plan and executive annual cash bonus plans from deduction.

Compensation for the Chief Executive Officer

     Ali Jenab is our Chief Executive Officer, President and a member of our Board of Directors. The Compensation Committee's criteria for determining Mr. Jenab's compensation are driven by several factors: the competitive marketplace, our position in the rapidly evolving technology sector in which we operate, his relative ownership interest in the Company and, most importantly, his performance and the performance of the Company.

     The Compensation Committee believes that Mr. Jenab performed well throughout Fiscal Year 2002, providing valuable assistance and leadership as we evolved to become an application software company. The Compensation Committee did not grant Mr. Jenab a bonus in Fiscal Year 2002, however, the Compensation Committee did grant Mr. Jenab an option to purchase two million shares of our Common Stock.

     The Compensation Committee did not grant Larry M. Augustin, who served as our Chief Executive Officer through June 2002, a bonus in Fiscal Year 2002; however, the Compensation Committee did grant Mr. Augustin an option to purchase eight hundred thousand shares of our Common Stock.

     In determining Messrs. Jenab's and Augustin's Fiscal Year 2002 salaries and option grants, the Compensation Committee considered the same criteria, set forth above, it used to evaluate the other executive officers, as well as their contribution to the execution of our strategic plan.

Conclusion

     All aspects of the Company's executive compensation are subject to change at the discretion of the Compensation Committee in reaction to and in recognition of the rapidly changing circumstances of the current marketplace. The Compensation Committee will monitor our executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with our annual and long-term strategic objectives.

                                     Respectfully Submitted By:

                                     MEMBERS OF THE COMPENSATION COMMITTEE

                                     Douglas Leone, Chairman
                                     Andre Boisvert
                                     David B. Wright

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

     The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of the NASDAQ Stock Market, and operates under a written charter adopted by the Board of Directors, which is attached hereto as Appendix A. As described more fully in its charter, the purpose of the Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements; approve the hiring and firing of the independent auditors; assist the Board in oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence and performance, and (iv) our internal accounting and financial controls; prepare the report that the rules of the SEC require be included in our annual proxy statement; provide the Board with the results of its monitoring and recommendations derived therefrom; and provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

     Our management has primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the consolidated financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

Dismissal of Arthur Andersen LLP; Engagement of PricewaterhouseCoopers LLP

     On April 17, 2002, at the recommendation of the Audit Committee, the Board of Directors dismissed Arthur Andersen LLP as our independent accountants for the Fiscal Year 2002 and engaged PricewaterhouseCoopers LLP ("PwC") as our independent accountants for the Fiscal Year 2002. PwC is responsible for performing an audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States and for providing other related services to us.

Review of Our Audited Financial Statements for Fiscal Year 2002

     The Audit Committee discussed with PwC, our independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees) and has discussed with PwC its independence.

     The Audit Committee discussed with PwC the overall scope and plans for the audit. The Audit Committee meets with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held six meetings during Fiscal Year 2002.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended, and the Board of Directors approved, including the audited financial statements in the Annual Report on Form 10-K for Fiscal Year 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of PricewaterhouseCoopers LLP as our independent accountants for Fiscal Year 2003.

                                     Respectfully Submitted By:

                                     MEMBERS OF THE AUDIT COMMITTEE

                                     Robert M. Neumeister, Jr., Chairman
                                     Ram Gupta
                                     Carl Redfield

Performance Graph

     Because the J.P. Morgan Hambrecht & Quist ("JP Morgan H&Q") Technology Index, against which we have historically gauged the performance of our Common Stock, is no longer active, we have included two cumulative total return line graphs in this Proxy Statement. Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of our Common Stock with the cumulative return of the NASDAQ Stock Market (U.S.) Index and the Standard & Poors ("S&P") Application Software Index, our new sector index, for the period commencing December 9, 1999 and ending on July 27, 2002. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point.

                 COMPARISON OF 32 MONTH CUMULATIVE TOTAL RETURN*
                         AMONG VA SOFTWARE CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE S & P APPLICATION SOFTWARE INDEX

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                              12/99        1/00        4/00        7/00      10/00
VA Software Corporation       100.00      384.17      138.75      103.75      97.50
NASDAQ Stock Market
 (U.S.) Index                 100.00      117.49      115.20      112.63     100.58
S&P Application Software
 Index                        100.00      121.26       89.57       74.74     108.22

                              1/01      4/01      7/01     10/01       1/02      4/02     7/02
VA Software Corporation      34.79      9.57      6.00      4.07       8.07      4.33     2.20
NASDAQ Stock Market
 (U.S.) Index                82.28     62.95     60.45     50.53      57.79     50.52    39.94
S&P Application Software
 Index                       86.47     66.62     63.16     44.30      56.87     42.31    28.47

* The graph assumes that $100 was invested on December 9, 1999, in our Common Stock, at the offering price of $30.00 per share, and $100 was invested on November 30, 1999, in the NASDAQ Stock Market (U.S.) Index and the S&P Application Software Index, and that all dividends were reinvested. We have not declared or paid any dividends on our Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                     CUMULATIVE TOTAL RETURN AT PERIOD ENDED

                            12/9/99     1/31/00     4/30/00     7/28/00    10/31/00
                            -------     -------     -------     -------    --------
VA Software Corporation      100.00      384.17      138.75      103.75      97.50
NASDAQ Stock Market
 (U.S.) Index                100.00      117.49      115.20      112.63     100.58
S&P Application Software
 Index                       100.00      121.26       89.57       74.74     108.22

                           1/31/01   4/30/01   7/28/01   10/31/01   1/31/02   4/30/02   7/27/02
                           -------   -------   -------   --------   -------   -------   -------
VA Software Corporation     34.79      9.57      6.00      4.07       8.07      4.33     2.20
NASDAQ Stock Market
 (U.S.) Index               82.28     62.95     60.45     50.53      57.79     50.52    39.94
S&P Application Software
 Index                      86.47     66.62     63.16     44.30      56.87     42.31    28.47

Additional Performance Graph

     Set forth below is a second line graph comparing the percentage change in the cumulative return to the stockholders of our Common Stock with the cumulative return of the NASDAQ Stock Market (U.S.) Index, the JP Morgan H&Q Technology Index (the now inactive sector index against which we have historically gauged the performance of our Common Stock), and the S&P Application Software Index (our new sector index against which we gauge, and intend in the future to gauge, the performance of our Common Stock). The line graph below covers the period commencing December 9, 1999 and ending on July 28, 2001. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point.

                 COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN*
                         AMONG VA SOFTWARE CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX,
                      THE JP MORGAN H & Q TECHNOLOGY INDEX
                    AND THE S & P APPLICATION SOFTWARE INDEX

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                              12/99        1/00        4/00        7/00      10/00       1/01      4/01     7/01
VA Software Corporation       100.00      384.17      138.75      103.75      97.50     34.79      9.57     6.00
NASDAQ Stock Market
 (U.S.) Index                 100.00      117.49      115.20      112.63     100.58     82.28     62.95    60.45
JP Morgan H&Q
 Technology Index             100.00      121.23      127.51      120.18     114.58     93.67     68.26    59.78
S&P Application Software
 Index                        100.00      121.26       89.57       74.74     108.22     86.47     66.62    63.16

* The graph assumes that $100 was invested on December 9, 1999, in our Common Stock, at the offering price of $30.00 per share, and $100 was invested on November 30, 1999, in the NASDAQ Stock Market (U.S.) Index, the JP Morgan H&Q Technology Index and the S&P Application Software Index, and that all dividends were reinvested. We have not declared or paid any dividends on our Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                     CUMULATIVE TOTAL RETURN AT PERIOD ENDED

                            12/9/99     1/31/00     4/30/00     7/28/00    10/31/00   1/31/01   4/30/01   7/28/01
                            -------     -------     -------     -------    --------   -------   -------   -------
VA Software Corporation      100.00      384.17      138.75      103.75      97.50     34.79      9.57     6.00
NASDAQ Stock Market
 (U.S.) Index                100.00      117.49      115.20      112.63     100.58     82.28     62.95    60.45
JP Morgan H&Q
 Technology Index            100.00      121.23      127.51      120.18     114.58     93.67     68.26    59.78
S&P Application Software
 Index                       100.00      121.26       89.57       74.74     108.22     86.47     66.62    63.16

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all forms that they file pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during Fiscal Year 2002 all of our executive officers and directors complied with all applicable filing requirements; however, in June 2002, one of our directors, Carl Redfield, discovered that he had inadvertently failed to report an acquisition of 200 shares of our Common Stock on December 9, 1999 due to an administrative error. On July 10, 2002, Mr. Redfield filed an amendment to his January 2000 SEC Form 4 (Statement of Changes in Beneficial Ownership), rectifying the inadvertent omission.

                           RELATED PARTY TRANSACTIONS

     In our last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) compensation agreements and other arrangements, which are described under "Change of Control and Severance Agreements" and (2) as described below.

Investor Rights Agreement

     The Company has entered into an agreement with the former holders of our preferred stock, including entities affiliated with Sequoia Capital VIII, Carl Redfield and Larry M. Augustin, pursuant to which former preferred stockholders will have registration rights with respect to their shares of Common Stock. The registration rights provide that if we propose to register any securities under the Securities Act, either for our own account or for the account of other security holders exercising registration rights, they are entitled to notice of the registration and are entitled to include shares of their Common Stock in the registration. This right is subject to conditions and limitations, including the right of the underwriters in an offering to limit the number of shares included in the registration. The holders of these shares may also require us to file up to two registration statements under the Securities Act at our expense with respect to their shares of Common Stock. The Company is required to use its best efforts to effect these registrations, subject to conditions and limitations. Furthermore, the holders of these shares may require us to file additional registration statements on Form S-3, subject to conditions and limitations. These rights terminate on the earlier of five years after the effective date of our December 9, 1999 initial public offering, the date on which all shares subject to these registration rights have been sold to the public, or when a holder is able to sell all its shares pursuant to Rule 144 under the Securities Action in any 90-day period.

     Upon the completion of our initial public offering, all shares of our outstanding preferred stock were automatically converted into an equal number of shares of Common Stock. CMS Partners LLC, Sequoia International Technology Partners VIII(Q), Sequoia Capital VIII, Sequoia International Technology Partners VIII, Sequoia 1997, Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners are affiliated entities and together are considered a 5% stockholder. Mr. Leone, one of our directors, is the managing member of the general partner of Sequoia International Technology Partners VIII(Q), Sequoia Capital VIII, Sequoia International Technology Partners VIII, Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners, and has signature authority for CMS Partners LLC and Sequoia 1997. Mr. Leone disclaims beneficial ownership of the securities held by such entities, except for his proportional interest in the entities. Mr. Augustin is Chairman of our Board of Directors and a more than 5% stockholder. Mr. Redfield, one of the Company's directors, is the beneficial owner of limited partnership interests of Sequoia Franchise Partners.

Indemnification Agreements

     The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements will require us to indemnify its directors and officers to the fullest extent permitted by Delaware law.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

                                     THE BOARD OF DIRECTORS

Dated: October 28, 2002

                              ---------------------

                                   Appendix A

                             VA SOFTWARE CORPORATION
                             a Delaware corporation

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

                                    PURPOSES

     The purpose of the Audit Committee of the Board of Directors of VA Software Corporation, a Delaware corporation (the "Company"), shall be to:

     1. Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

     2. Assist the Board in oversight and monitoring of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence and performance, and (iv) the Company's internal accounting and financial controls;

     3. Prepare the report that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Company's annual proxy statement;

     4. Provide the Company's Board with the results of its monitoring and recommendations derived therefrom; and

     5. Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

                                   MEMBERSHIP

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

     Each member will be an independent director, as defined in the rules of the
(i) NASDAQ and (ii) SEC;

     Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

     At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

                                RESPONSIBILITIES

     The responsibilities of the Audit Committee shall include:

     1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls, including meeting periodically with the Company's management and the independent auditors to review (i) the adequacy of such controls; (ii) policies regarding information technology and management information systems; and (iii) before release the disclosure regarding such system of internal controls required under

          SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

     2. Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

     3. Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

     4. Reviewing and providing guidance with respect to the external audit and the Company's relationship with its independent auditors by (i) reviewing the independent auditors' proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) discussing with the Company's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (iv) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

     5. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

     6. Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

     7. Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     8. Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

     9. Overseeing compliance with the requirements of the SEC for disclosure of independent auditor's services and audit committee members, member qualifications and activities;

     10. Reviewing, approving and monitoring the Company's code of ethics for its senior financial officers;

     11. Reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

     12. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

     13. Providing oversight and review at least annually of the Company's risk management policies, including review of the Company's investment policies and performance for cash and short-term investments;

     14. If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

     15. As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

     16. Reviewing and approving in advance any proposed, substantive related party transactions;

     17. Reviewing its own charter, structure, processes and membership requirements;

     18. Providing a report in the Company's proxy statement in accordance with the rules and regulations of the SEC; and

     19. Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

                                    MEETINGS

     The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

     The Audit Committee will meet separately with the Company's president and separately with the Company's chief financial officer at such times as are appropriate to review the financial controls of the Company. The Audit Committee will meet separately with the independent auditors of the Company at such times as it deems appropriate to fulfill the responsibilities of the Audit Committee under this charter.

                                     MINUTES

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                                     REPORTS

     In addition to preparing the report in the Company's proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee's charter.

                                  COMPENSATION

     Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

                             DELEGATION OF AUTHORITY

     The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

[LOGO]

VA SOFTWARE CORP.
47071 BAYSIDE PARKWAY
FREMONT, CA 94538

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on December 3, 2002. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time, on December 3, 2002. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to vote your proxy.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to VA Software Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
Attend the Company's Annual Meeting of Stockholders on December 4, 2002 at 9:00 a.m., local time, at the Company's corporate headquarters located at 47071 Bayside Parkway, Fremont, CA 94538, and vote in person at the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                              KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VA SOFTWARE CORP.

Vote On Directors

1. To elect three (3) Class III directors to serve for a three year term        For   Withhold   For All
   and until their successors are duly elected and qualified                    All     All       Except
   (Proposal One);

   01) Ali Jenab                                                                [_}     [_]         [_]
   02) Robert M. Neumeister, Jr.
   03) David B. Wright

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

----------------------------------------------------

Vote On Proposal                                                                                  For   Against   Abstain

2. To ratify the appointment of the firm of PricewaterhouseCoopers LLP as independent
   public accountants for the fiscal year ending July 26, 2003 (Proposal Two).                    [_}     [_]       [_]

In their discretion, the proxies are authorized to vote upon such other matters which may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on October 7, 2002 are entitled to notice of and to vote at the meeting.

                                       Sincerely,

                                       Bret M. DiMarco
                                       Secretary

Fremont, California
October 18, 2002

-----------------------------------------       --------------------------------
Signature [PLEASE SIGN WITHIN BOX]   Date       Signature (Joint Owners)    Date

                               VA SOFTWARE CORP.

          This Proxy is solicited on behalf of the Board of Directors

                      2002 ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held December 4, 2002

                             YOUR VOTE IS IMPORTANT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Company, on behalf of the Board of Directors, for the 2002 Annual Meeting of Stockholders. The Proxy Statement and the related proxy form are being distributed on or about October 28, 2002. You can vote your shares using one of the following methods:

o Vote through the Internet at the website shown on the proxy card

o Vote by telephone using the toll-free number shown on the proxy card

o Complete and return a written proxy card

o Attend the Company's 2002 Annual Meeting of Stockholders and vote

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on December 3, 2002. Internet and telephone voting are available 24 hours per day; if you vote via the Internet or telephone, you do not need to return a proxy card.

All stockholders are cordially invited to attend the meeting, however, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone, or mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

-------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                December 4, 2002

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VA Software Corp. (the "Company"), a Delaware corporation, will be held on Wednesday, December 4, 2002 at 9:00 a.m., local time, at the Company's corporate headquarters located at 47071 Bayside Parkway, Fremont, CA 94538, for the purposes stated on the reverse side of this proxy card.

The signatory on the reverse side of this proxy card (the "Signatory"), revoking all prior proxies, hereby appoints Ali Jenab and Kathleen R. McElwee, and each of them, as proxies and attorneys-in-fact, with full power of substitution, to represent and vote on the matters set forth in this proxy any and all shares of the common stock of the Company held or owned by or standing in the name of the Signatory on the Company's books that the Signatory would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on December 4, 2002, at 9:00 a.m. local time at the Company's corporate headquarters located at 47071 Bayside Parkway, Fremont, CA 94538 and any continuation or adjournment thereof, with all powers the Signatory would possess if personally present at the meeting.

The Signatory hereby directs and authorizes said Proxies and each of them, or their substitute or substitutes, to vote as specified with respect to the proposals listed on the reverse side of this proxy card, or, if no specification is made, to vote in favor of the election of all director nominees listed herein and in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants. The Signatory hereby further confers upon said Proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters that may properly come before the meeting or any continuation or adjournment thereof.

The Signatory hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report.